Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

RMD ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1701678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Jl. Gaharu No.2B, Graha Harmoni Building, 5th Floor,

Kota Medan, Sumatera Utara, 20235, Indonesia

(Address of principal executive offices)

+6261-80512888

(Issuer’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company. or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

i

Forward Looking Statements

There are statements in this Registration Statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although we believe that the expectations reflected in such forward-looking statements, including those regarding future operations, are reasonable, we can give no assurance that such expectations will prove to be correct.  Forward-looking statements are not guarantees of future performance and they involve various risks and uncertainties.  Forward-looking statements contained in this document include statements regarding our proposed products, market opportunities and acceptance, expectations for revenues, cash flows and financial performance, and intentions for the future.  Such forward-looking statements are included under Item 1.  “Business” and Item 2.  “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”  All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of such date, and we assume no obligation to update any forward-looking statement.  It is important to note that such statements may not prove to be accurate and that our actual results and future events could differ materially from those anticipated in such statements.  Among the factors that could cause actual results to differ materially from our expectations are those described under Item 1.  “Business” and Item 2.  “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section and other factors included elsewhere in this document.  You should assume that the information contained in this document is accurate as of the date of this Form 10 only.

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Item 1. Business.

Corporate History

RMD Entertainment Group, Inc., which may also be referred to we, us, our, or the Company, was organized on August 22, 2000 under the laws of the State of Nevada, as UgoMedia Interactive Corporation. We have gone through several changes in lines of business since our incorporation. We were initially formed to engage in the business of providing computer networking and related services. On October 3, 2002, we entered into three agreements the result of which was a change in the control of the Company. In March 2003, we acquired all of the outstanding stock of Sciax Technology, Inc., a Canadian corporation that was engaged in the business of developing, marketing and selling certain security-related scopes, cameras and related products.

In October 2005, we changed our name to RMD Entertainment Group, Inc. As RMD Entertainment Group, Inc., we offered state-of-the-art post-production sound recording & mixing, HD color correction, music composition/scoring, animation, graphic design, visual effects, titles, compositing, and picture/sound editing.

On November 5, 2009, we acquired United Liquor Alliance, Inc, a Florida company (“ULA”). ULA utilized a proprietary liquor distillation procedure for the distillation of spirits to improve flavor. On February 25, 2010, we disposed of ULA.

On October 17, 2009, we acquired Beijing Innotrek Technology Co. Ltd, a Chinese company based in Beijing, China (“Innotrek”). As a subsidiary of RMD Entertainment Group, Innotrek engaged in the research and development of broadband technology products in China. Innotrek specialized in high technology network communications and offered broadband technology installation services to hotels. Its products included (i) a system that makes use of various wired mediums, (ii) a cable modem and (iii) security and monitoring products. The company also distributed computers, network equipment, storage devices, and software products.

On June 30, 2017, the Company redomiciled in Delaware and ceased being a Nevada corporation.

Pursuant to a Stock Purchase Agreement dated October 6, 2017 and a Note Purchase Agreement dated October 11, 2017, Seng Yeap Kok obtained 1,000,000 shares of the Company’s convertible preferred stock and a convertible note in the amount of $50,000, the combination of which gave him a majority of the voting power of all outstanding shares of the Company.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations and as of December 31, 2018 had a stockholders deficit of $96,149 with an accumulated deficit of $2,110,490. The Company intends to find a merger target in the form of an operating entity. The Company cannot be certain that it will be successful in this strategy.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Business

Currently, we have no active operations.

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Research and Development

We have not incurred any research and development costs in the fiscal years ended December 31, 2017 or 2018.

Employees

As of March 28, 2019, we had no full-time or part-time employees.

Intellectual Property

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Government Regulation

We are required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required governmental approvals present that we need approval from or any existing government regulation on our business.

Item 1A. Risk Factors.

Risks Related to Our Business

We are a development stage company and may never commercialize any of our products or services or earn a profit.

Because of the numerous risks and uncertainties associated with developing and executing a business plan, we are unable to predict the extent of any future losses or when we will become profitable, if ever. We may never become profitable and you may never receive a return on an investment in our common stock. An investor in our common stock must carefully consider the substantial challenges, risks and uncertainties inherent in the attempted development and commercialization of any technology that we obtain.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 28, 2019, our independent registered public accountants stated that our financial statements for the years ended December 31, 2018 and 2017, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern, which may hinder our ability to obtain future financing, is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

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Our existing capital resources are not sufficient to fund our operations for the next 12 months. We cannot estimate the additional capital that will be required to implement our business strategy.  Consequently, we will be required to raise additional capital to complete the development and commercialization of our products. The development of our business will require substantial additional capital in the future. When we seek additional capital, we may seek to sell additional equity and/or debt securities or to obtain a credit facility, which we may not be able to do on favorable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms.

Our stockholders may experience significant dilution as a result of any merger or additional financing using our equity securities and/or debt securities

To the extent that we raise additional funds by issuing equity securities or convertible debt securities, our stockholders may experience significant dilution. Sale of additional equity and/or convertible debt securities at prices below certain levels will trigger anti-dilution provisions with respect to certain securities we have previously sold. If additional funds are raised through a credit facility or the issuance of debt securities or preferred stock, lenders under the credit facility or holders of these debt securities or preferred stock would likely have rights that are senior to the rights of holders of our common stock, and any credit facility or additional securities could contain covenants that would restrict our operations.

We depend upon our officers, and if we are not able to retain them or recruit additional qualified personnel, the commercialization of our product candidates and any future tests that we develop could be delayed or negatively impacted.

Our success is largely dependent upon the continued contributions of our officers such as our current key employee, Rudi Hudaya, our Chief Executive Officer.  Our success also depends in part on our ability to attract and retain highly qualified personnel. In order to pursue our business strategies, we will need to attract and hire, or engage as consultants, additional personnel with specialized experience in a number of disciplines. There is intense competition for personnel in the fields in which we operate. If we are unable to attract new employees and retain existing employees, the development and commercialization of our product candidates could be delayed or negatively impacted.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be negatively affected.

Because we have not yet evaluated the effectiveness of our internal control over financial reporting, it may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have a negative impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have a negative impact on the price of our common stock.

If we fail to comply in a timely manner with Section 404 of the Sarbanes Oxley Act of 2002, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our chief executive officer or chief financial officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market price of our shares will be affected; as such, we believe that there is a risk that investor confidence and share value may be negatively impacted.

There is a risk that the Securities and Exchange Commission could deem us to be non-compliant with prior obligations to file reports under the Exchange Act.

The Company filed a registration statement on Form S-8 in November 2002 and, as a result, was required to file periodic reports under the Exchange Act. However, the Company failed to file such reports prior to filing a Form 15 to terminate its registration under Section 12-g of the Exchange Act in March 2005. A risk exists that the Securities and Exchange Commission could pursue further investigation and conclude that the Company was non-compliant during this period. The Company does not believe that there is any other material risk arising from its failure to file such periodic reports and is filing this Form 10 after informal conversations with the Securities and Exchange Commission.

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Risks Related to Our Common Stock

There is no established trading market for our common stock and as a result you may not be able to sell our common stock.

There is no established market for our common stock and there may never be a market for our common stock. In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	the establishment of partnerships with third parties;

•	intellectual property disputes;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

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In addition, trading in stock traded over the counter on the pink sheets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company’s operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our business or operating performance. Moreover, trading is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares of common stock.

If our common stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Unless our securities are listed on a national securities exchange, or we have net tangible assets of $5,000,000 or more and our common stock has a market price per share of $5.00 or more, transactions in our common stock will be subject to the SEC’s “penny stock” rules. If our common stock is subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result, if our common stock becomes subject to the penny stock rules, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Because one stockholder controls a significant number of shares of our common stock, he may have effective control over actions requiring stockholder approval.

As of March 28, 2019, Seng Yeap Kok owns preferred stock with approximately 62% of the voting power of all our outstanding shares. As a result, he would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

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We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future. Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends on our common stock in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.  Investors in our common stock should not rely on an investment in our company if they require dividend income.

Delaware law and our corporate charter and bylaws will contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. For example, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock. Our bylaws require that any stockholder proposals or nominations for election to our board of directors must meet specific advance notice requirements and procedures, which make it more difficult for our stockholders to make proposals or director nominations.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our certificate of incorporation and bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in our market price being lower than it would without these provisions.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline and may impair our ability to raise capital in the future.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read this discussion together with the Financial Statements, related Notes and other financial information included elsewhere in this Form 10. The following discussion contains assumptions, estimates and other forward-looking statements that involve a number of risks and uncertainties, including those discussed under “Risk Factors,” and elsewhere in this Form 10. These risks could cause our actual results to differ materially from those anticipated in these forward-looking statements.

This discussion is intended to further the reader’s understanding of the Company’s financial condition and results of operations and should be read in conjunction with the Company’s financial statements and related notes included elsewhere herein. This discussion also contains forward-looking statements. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of the risks and uncertainties set forth elsewhere in this Annual Report and in the Company’s other SEC filings. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. The Company is not party to any transactions that would be considered “off balance sheet” pursuant to disclosure requirements under Item 303(c) of Regulation S-K.

Overview

The Company is a non-operating holding company. Historically the Company located and invested in gaming and vending businesses. Focus was on the entertainment, travel and leisure industries. Current management acquired control of the Company through purchase of preferred shares on October 13, 2017 and is in the process of identifying operating businesses that are potential candidates for acquisition.

Critical Accounting Policies

The relevant accounting policies are listed below.

Basis of Accounting

The basis is United States generally accepted accounting principles.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising

Advertising costs are expensed when incurred.  The Company incurred $0 of sales and marketing expenses, including advertising, for the years ended December 31, 2018 and December 31, 2017.

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Comprehensive Income (Loss)

Net income (loss) is equal to comprehensive income (loss).

Income Taxes

The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets consist of net operating loss carry forwards. The net deferred tax asset has been fully offset by a valuation allowance because of the Company’s history of losses. Utilization of operating losses and credits may be subject to substantial annual limitation due to ownership change provisions of the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

The income tax provision for the years ended December 31, 2018 and December 31, 2017 are as follows:

	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
Current Tax Provision:
Federal:
Taxable income	$–	$–
Total current tax provision	$–	$–

Deferred Tax Provision:
Federal:
Loss carryforwards	$688,200	$745,000
Loss (income) for the period	$39,149	$(56,800)
Net loss carryforward	727,349	688,200

Less valuation allowance	(727,349)	(688,200)
Total net deferred tax Assets	$–	$–

The Company had the following deferred income tax assets as of December 31, 2018 and December 31, 2017:

	December 31, 2018	December 31, 2017
Net deferred tax assets	$727,349	$688,200
Less: Valuation allowance	(727,349)	(688,200)
Total net deferred tax assets	$–	$–

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The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2018 and December 31, 2017 because it was not known whether future taxable income will be sufficient to utilize the loss carry forwards.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS generally for three years after they file.

Year end

The Company’s fiscal year-end is December 31.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In June 2018, the FASB issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting , which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019.

Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures. In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory.

The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

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In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014- 09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Results of Operations

Capitalization

The following table sets forth, as of December 31, 2018 and 2017, the capitalization of RMD Entertainment Group on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

December 31, 2017 Actual:

Common stock, $0.00001 par value; 9,885,028,184 shares issued and outstanding at December 31, 2017	$98,850
Additional paid-in capital	$1,914,491
Deficit accumulated during development stage	(2,071,341)

Total stockholders’ equity (deficit)	$(57,000)
December 31, 2018 Actual:

Common stock, $0.00001 par value; 9,885,028,189 shares issued and outstanding at December 31, 2018	$98,850
Additional paid-in capital	$1,914,491
Deficit accumulated during development stage	(2,110,490)

Total stockholders’ equity (deficit)	$(96,149)

Results of Operations for the years ended December 31, 2018 and December 31, 2017

For the year ended December 31, 2018, we had no revenue; for the year ended December 31, 2017, we had other income from debt forgiven of $65,000 with a net profit of $56,800.

Costs of revenue during these same periods were $0.

For the years ended December 31, 2018 and December 31, 2017, professional and administrative expenses were $39,149 and $8,200, respectively. These costs were primarily the costs for the daily operations and legal services.

For the years ended December 31, 2018 and December 31, 2017, professional expenses were $31,600 and $7,000. The legal expenses in 2018 and 2017 were mainly due to due diligence and SEC filing preparations.

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For the years ended December 31, 2018 and December 31, 2017, general and administrative expenses were $7,549 and $1,200. Costs incurred were primarily general and administrative expenses.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations and has a stockholders deficit of $96,149 with an accumulated deficit of $2,110,490. The Company intends to find a merger target in the form of an operating entity. The Company cannot be certain that it will be successful in this strategy.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of any product research and development that we will perform for the term of our plan of operation

The Company is a shell company with no operations and do not have specific products. Our research and development will depend on future merger with an operational company or companies.

Expected purchase or sale of plant and significant equipment

We do not anticipate the purchase or sale of any plant or significant equipment; as such, items are not required by us at this time.

Significant changes in the number of employees

As of December 31, 2018, we did not have any paid employees.  We are dependent upon our officers and directors for our future business development. As our operations expand, we anticipate that we need to hire additional employees, consultants and professionals; however, the exact number is not certain at this time.

Liquidity and Capital Resources

As of December 31 2018, we had cash of approximately $0.

A critical component of our operating plan impacting our continued existence is our ability to obtain additional capital through additional equity and/or debt financing.

We have limited financial resources available, which has had an adverse impact on our liquidity, activities and operations.  These limitations have adversely affected our ability to obtain certain projects and pursue additional business.  Without realization of additional capital, it would be unlikely for us to continue as a going concern. In order for us to remain a going concern, we will need to obtain additional capital.  Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), from other funding sources at market rates of interest, or a combination of these.  The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to us, or at all.

As a result of our current cash status, no officer or director received cash compensation through the fiscal year ended December 31, 2018.

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Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect our business, results of operations and financial condition.  Any future acquisitions of other businesses, technologies, services or products might require us to obtain additional equity or debt financing, which might not be available on terms favorable to us, or at all, and such financing, if available, might be dilutive.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Estimates

Revenue Recognition:  We recognize revenue from product sales once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonable assured.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Item 3. Properties.

The Company does not own any properties.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to us with respect to the beneficial ownership of our 9,885,028,189 outstanding shares of common stock as of March 28, 2019 regarding the following:

•	each stockholder known by us to own beneficially more than 5% of our common stock or preferred stock;

•	each of our officers;

•	each of our directors; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

13

Name and Address of Beneficial Owner[1]	Common Stock Amount and Nature of Beneficial Ownership		Percentage of Class	Preferred Stock Amount and Nature of Beneficial Ownership	Percentage of Class	% of Total Voting Power
Seng Yeap Kok	15,000,000,000	[2]	62%	1,000,000	100%	62%
Rudi Hudaya	0		0	0	0
Stevens	0		0	0	0
Jovianto	0		0	0	0
All officers and directors as a group (6 persons)	15,000,000,000		62%	1,000,000	100%

Item 5. Directors and Executive Officers.

A list of our current officers and directors appears below. The directors of the Company are elected annually by the shareholders. The officers serve at the pleasure of the Board of Directors. The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Company as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Our directors and executive officers are:

Name	Age	Position
Seng Yeap Kok	43	President & Chairman
Rudi Hudaya	39	Chief Executive Officer, Chief Financial Officer, Director & Secretary
Stevens	29	Chief Marketing Officer & Director
Jovianto	28	Chief Marketing Officer, Treasurer & Director

The principal experience for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Seng Yeap Kok Mr. Seng Yeap Kok became President and Chairman of the Board on October 16, 2017. Mr. Kok is a Malaysia Insurance Institute qualified Life Insurance Practitioner and has spent 19 years in the financial industry for the corporate sector. Mr. Kok has been the Managing Director of NobleCorp Asset Management Ltd. Since May 2014, when he founded the company, to engage in asset management. Mr. Kok has served as a Director for Kingsburg Holdings since 2012. Prior to founding NobleCorp, Mr. Kok was the director and shareholder of several private and public companies in Malaysia, Singapore, Macau, Indonesia, Hong Kong and China. Mr. Kok has served as an associate director of the First Asia Holdings Limited. He was also the Director and Vice president of PMI Construction Group Limited and President of Hotel Outsource Management International, Inc. Mr. Kok was nominated to be a Director because of his business acumen, management experience, and the various directorships he had held at various companies.

Rudi Hudaya Mr. Hudaya became Chief Executive Officer, Chief Fianncial Officer, Secretary and a member of the Board of Directors on November 1, 2018. Mr. Hudaya is an information security specialist who has nine years of experience in the creation and deployment of solutions protecting networks, systems and information assets for diverse companies and organizations. Mr. Hudaya has served as a consultant to various IT Projects for companies with high security systems since 2016. From 2011 to 2015, Mr. Hudaya was the Senior Project Security Advisor for a number of oil and gas companies. Mr. Hudaya served as Senior Information Security Consultant to BAT from 2009 to 2011. Mr. Hudaya was nominated to be a Director because of his background in information systems and broad business experience across diverse companies and organizations.

 ____________________

[1] The address of each person is c/o of the Company unless otherwise indicated herein. Except as otherwise noted, all shares are owned of record and beneficially.

[2] Seng Yeap Kok currently owns no shares of common stock. However, Seng Yeap Kok’s 1,000,000 shares of preferred stock is convertible, at his option, into 15,000,000,000 shares of common stock, which will constitute approximately 62% of all outstanding shares of common stock upon conversion.

14

Stevens Mr. Stevens became Chief Marketing Officer and a member of the Board of Directors on November 1, 2018. Mr. Stevens has six years of experience in global marketing. Mr. Stevens worked with PT Millennium Penata Futures Sebagai as Manager from 2012 to 2017. From 2011 to 2012, Mr. Stevens served as the Marketing Manager for PT Interpan Pacific Future. Mr. Stevens graduated First Degree di STMIK MIKROSKIL. Mr. Stevens was nominated to be a Director because of his background in global marketing.

Jovianto Mr. Jovianto became Chief Marketing Officer and Treasurer and a member of the Board of Directors on November 1, 2018. He has five years of experience in global marketing. Mr. Jovianto worked with PT Zurich Topas Life as Agency Manager from 2015 to 2017. Mr. Jovianto was Sales Manager for PT Interpan Pacific Future from 2013 to 2014. Prior to the, Mr. Jovianto worked as Sales Manager for PT AIA Financial from 2011 to 2013. Mr. Jovianto graduated First Degree di STMIK MIKROSKIL. Mr. Jovianto was nominated to be a Director because of his background in global marketing.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control persons of the Company has been involved during the last five years in any of the following events that are material to an evaluation of his ability or integrity:

•	Bankruptcy petitions filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).

•	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring or suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

•	Being found by a court of competition jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 6. Executive Compensation.

The following table sets forth information concerning the compensation we have paid and are paying to our executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Seng Yeap Kok	2018	–	–	–	–	–
Prior Chief Executive Officer	2017	–	–	–	–	–

Rudi Hudaya	2018	–	–	–	–	–
Chief Executive Officer and Chief Financial Officer	2017	–	–	–	–	–

Stevens	2018	–	–	–	–	–
Chief Marketing Officer	2017	–	–	–	–	–

Jovianto	2018	–	–	–	–	–
Chief Marketing Officer, Treasurer	2017	–	–	–	–	–

15

Benefit Plans

We have no retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees. However, our officers and directors may recommend adoption of one or more such programs in the future. We do not sponsor any qualified or non-qualified pension benefit plans, nor do we maintain any non-qualified defined contribution or deferred compensation plans.

Employment Agreements

Directors Compensation

The Company entered into an Employment Agreement with William Alessi on July 27, 2017, pursuant to which the Company paid William Alessi $1,200 in the form of 120,000,0000 shares of restricted common stock of the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

None of our officer and directors has engaged in any transaction with the Company during the past two fiscal years that had a transaction value in excess of $120,000. On a yearly basis, we request that our directors and executive officers identify potential related party transactions involving such persons and/or their respective families so that such transactions can properly be disclosed.

We are not listed on a national securities exchange; however, we have elected to use the definition of independence under the listing requirements of the Nasdaq Stock Market Ltd. (“Nasdaq”) in determining the independence of our directors and nominees for directors.

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board of Directors as a listed company within one year of the listing date. Our Board of Directors has determined that Seng Yeap Kok, Rudi Hudaya, and Stevens are independent directors, as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.

Item 8. Legal Proceedings.

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

During the fiscal year ended December 31, 2018, our common stock was quoted on the OTC under the symbol RMDM with a high and low bid of $ 0.00010 and $ 0.00010, respectively, per share but minimal trading of our common stock. There can be no assurance that a public trading market will develop at that time or be sustained in the future.  Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all.  If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  The many risks associated with an investment in our company, may have a significant impact on the market price of our common stock.  Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

16

Holders

As of March 28, 2019 there were 176 holders of record for our common stock. There was a total of 9,885,028,189 shares of common stock outstanding.

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934 as amended, that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions, and FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no equity compensation plans and accordingly we have no shares authorized for issuance under an equity compensation plan.

Item 10. Recent Sales of Unregistered Securities.

During the past three years, the Company has issued the following securities without registration under Regulation D under the Securities Act of 1933, as amended:

120,000,000 shares of common stock were sold to William Alessi on July 8, 2017 as part of the compensation for his employment with the Company.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

Our authorized share capital consists of 9,888,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of March 28, 2019, 9,885,028,189 shares of our common stock and 1,000,000 shares of our preferred stock were issued and outstanding. We are in the process of effecting a reverse split of our outstanding common stock at a ratio of 1000:1. The current number of outstanding shares of common stock will become 9,885,252 after giving effect to the split.

17

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;

•	industry practice;

•	our financial condition and performance;

•	our future prospects;

•	our cash needs and capital investment plans;

•	our obligations to holders of any preferred stock we may issue;

•	income tax consequences; and

•	the restrictions Delaware and other applicable laws.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all of our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our preferred stock, par value $0.0001 per share ("Preferred Stock") may be issued in one or more series at the discretion of the Board of Directors without approval or any other action by the holders of our common stock. The Board of Directors has the authority to fix by resolution or resolutions the designations and the power, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of preferred stock and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series. 5,000,000 shares of Preferred Stock are authorized and 1,000,000 shares of Preferred Stock are currently outstanding. Each share of the currently outstanding 1,000,000 shares of Preferred Stock is convertible into 15,000 shares of common stock at the option of the owners of such shares. The owners of these outstanding shares of preferred stock, have the right to one vote for each share of common stock into which such preferred stock could then be converted, and with respect to such vote, such holder has full voting rights and powers equal to the voting rights and powers of the holders of common stock, and is entitled, notwithstanding any provision hereof, to notice of any shareholders meeting in accordance with the bylaws of this corporation, and is entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote.

18

Registrar and Transfer Agent

Transfer Online located at 512 SE Salmon Street Portland, OR 97214-3444 is our transfer agent and registrar of our common stock. Their telephone number is 503-227-2950.

Item 12. Indemnification of Directors and Officers.

The Company will indemnify to the fullest extent permitted by Title 8 Chapter 1 §145 of the Delaware General Corporation Law. Section 145 of the General Corporation Law of the State Delaware permits indemnification of, and certain expense advancements to, directors, employees and agents of corporations under certain conditions and subject to certain limitations.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors.

19

Item 13. Financial Statements and Supplementary Data.

RMD Entertainment Group, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of RMD Entertainment Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RMD Entertainment Group, Inc. (the Company) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

As discussed in Note 2 to the financial statements, as of December 31, 2018, the Company experienced an accumulated deficit of $2,110,490 and suffered from continuous losses for each of the two years in the period ended December 31, 2018. Management’s plans in regard to this matter are described in Note 2.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RH CPA

We have served as the Company’s auditor since 2019.

Bayside, NY

March 28, 2019

F-2

RMD Entertainment Group, Inc.

Balance Sheets

as of December 31, 2018 and 2017

Assets	December 31, 2018	December 31, 2017
Current assets
Prepaid expenses	$833	$–
Total current assets	833	–
Total assets	$833	$–
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$–	$–
Due to shareholders	46,982	7,000
Convertible note payable	–	–
Convertible note payable – shareholder	50,000	50,000
Total current liabilities	96,982	57,000
Total liabilities	96,982	57,000
Stockholders’ deficit
Convertible Preferred stock, $0.001 par value, 1,000,000 share authorized issued and outstanding	1,000	1,000
Common stock, $0.00001 par value; 9,888,000,000 shares authorized; 9,885,028,189 shares issued and outstanding as of December 31, 2018 and 2017	98,850	98,850
Additional paid-in capital	1,914, 491	1,914,491
Accumulated deficit	(2,110,490)	(2,071,341)
Total stockholders’ deficit	(96,149)	(57,000)

Total liabilities and stockholders’ deficit	$833	$–

F-3

RMD Entertainment Group, Inc.

Statements of Operations

For the Years Ended December 31, 2018 and 2017

	2018	2017
Revenue	$–	$–
Costs of Sales	–	–

Gross Profit	–	–
Operating Expenses
Professional fees	31,600	7,000
General & administrative expenses	7,549	1,200
Total operating expenses	39,149	8,200
Loss from operations	(39,149)	(8,200)
Other income (expenses)
Debt forgiven	–	65,000
Interest expenses	–	–
Total other income (expenses)	–	65,000
Net income (loss)	(39,149)	56,000
Basic and diluted income (loss) per share	–	–
Weighted and diluted average shares outstanding	9,885,028,189	9,822,891,203

F-4

RMD Entertainment Group, Inc.

Statement of Stockholders’ Deficit

for the years ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance January 1, 2017	1,000,000	$1,000	9,765,028,189	$97,650	$1,914,491	$(2,128,141)	$(115,000)
Stock issuance for services			120,000,000	1,200
Net income (loss)						56,000	56,800
Balance December 31, 2017	1,000,000	1,000	9,885,028,189	98,850	1,914,491	(2,071,341)	(57,000)
Stock issuance	–	–
Net income (loss)	–	–	–	–	–	(39,149)	(39,149)
Balance December 31, 2018	1,000,000	$1,000	9,885,028,189	$98,850	$1,914,491	$(2,110,490)	$(96,149)

F-5

RMD Entertainment Group, Inc.

Statement of Cash Flows

for the years ended December 31, 2018 and 2017

Cash flows from operating activities	2018	2017
Net income (loss)	$(39,149)	$56,800
Debt forgiven	–	(65,000)
Stock issuance	–	1,200
Adjustments to reconcile net income to net cash provided by operating activities:
Prepaid expenses	(833)	–
Due to shareholders	39,982	7,000
Net cash provided by (used in) operating activities	–	–

Cash flows from financing activities
Net cash provided by (used in) financing activities	–	–
	–	–
Cash flows from investing activities
Purchase of fixed assets	–	–
Net cash provided by (used in) investing activities	–	–

Net change in cash and cash equivalents
Cash and cash equivalents, beginning of period
Cash and cash equivalents, end of period	$–	$–

Supplemental disclosure of cash flow information
Interest paid	$–	$–
Income taxed paid	$–	$–

F-6

RMD Entertainment Group, Inc.

Notes to the Financial Statements

NOTE 1 - NATURE OF BUSINESS ORGANIZATION

RMD Entertainment Group, Inc. (RMD) was originally formed on August 22, 2000 as a Nevada corporation. It was re-domiciled on June 30, 2017 as a Delaware Corporation. RMD is a non-operating holding company. Historically the company located and invested in gaming and vending businesses. Focus was on the entertainment, travel and leisure Industries. Current management acquired control of the corporation through purchase of preferred shares from shareholder advocates on October 13, 2017 and is in the process of identifying operating businesses who are potential candidates for acquisition.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations and has a stockholders deficit of $96,149 with an accumulated deficit of $2,110,490. The Company intends attempt to find a merger target in the form of an operating entity. The Company cannot be certain that it will be successful in this strategy.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments, primarily, cash, debt, etc. The carrying amounts of current assets and current liabilities approximate their fair value due to the relatively short period of time between the origination of these instruments and their expected realization.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-7

PROPERTY, EQUIPMENT AND LONG-LIVED ASSETS

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, five years, utilizing the straight method. Maintenance and repairs are expensed as incurred. Expenditures which significantly increase value or extend useful asset lives are capitalized. When property or equipment is sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation period or the undepreciated balance is warranted. All tangible and intangible assets of the Company were impaired during the year ended December 31, 2010.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. We did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC 605, “Revenue Recognition”. Revenue from the sale of cosmetics and other retail products is recognized when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	The product has been provided;

iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

We recognize a sale when the product has been shipped at which time risk of loss has passed to the customer and the above criteria have been met.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share- based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-8

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance; therefore there has been no recognized benefit as of December 31, 2018 and 2017.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted and diluted average number of shares of common stock outstanding at December 31, 2018 and 2017.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished. The Company carries a loan payable with the original principal balance of $115,000 without interest by a third party creditor. On October 1, 2017, the note creditor agreed to forgive $65,000 and the balance became $50,000 after the debt was forgiven. In exchange of the debt forgiven, the Company agreed that the note is convertible at $0.001 per share of the Company’s common stock, but not delusive.

On October 11, 2017, the note was sold to the major shareholder of the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In June 2018, the FASB issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting , which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

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In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning October 1, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning October 1, 2019.

Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures. In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory.

The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014- 09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning October 1, 2018, with an option to adopt the standard for the fiscal year beginning October 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

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Deferred tax assets/liabilities were as follows as of December 31, 2018 and 2017:

Description	2018	2017
Net operating loss carry forward	$727,349	$688,200
Valuation allowance	(727,349)	(688,200)
Total	$–	$–

At December 31, 2018, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control subsequent to the balance sheet date and therefor no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company does not have employment contracts with its key employees, including the controlling shareholders who are officers of the Company.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 5 – CONVERTIBLE NOTE PAYABLE – Related Party

The convertible note payable as of December 31, 2018 and 2017 consisted of one non-interest bearing note payable due on demand and convertible at the option of the holder into common shares at the conversion price of $0.001 per share. The creditor of the convertible note payable was a third party at balance of $115,000. On October 1, 2017, the note creditor agreed to forgive $65,000 and the balance became $50,000 after the debt was forgiven. In exchange of the debt forgiven, the Company agreed that the note is convertible at $0.001 per share of the Company’s common stock but not delusive. On October 11, 2017, the note was sold to Mr. Kok, Seng Yeap, who became the major shareholder of the Company. As of December 31, 2018 and 2017, the balances of the note payable were the same $50,000.

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NOTE 6 - EQUITY

The Company is authorized to issue 5,000,000 shares of $0.0001 par value convertible preferred stock. As of December 31, 2018 and 2017, the preferred share of Series A issued and outstanding were 1,000,000. The 1,000,000 shares of Series A preferred stock are convertible at the rate of 1:15,000, and each share of such convertible preferred stock has the voting power at the same rate that could be converted. The holders of Series A preferred stock have no preemptive rights to purchase, subscribe, for, or otherwise acquire stock of any class of the Corporation.

Due to the limit of the number of shares of common stock authorized, there was very limited number of share available for the conversion. As of December 31, 2018 and 2017, the limited numbers of shares were 2,971,811 and 2,971,816, respectively.

During 2017, the Company issued 120,000,000 shares of common stock valued at $1,200 for the Company’s CEO compensation according the board resolution. In 2018, the Company issued only 5 shares.

The Company is authorized to issue 9,888,000,000 shares of $0.00001 par value common stock. As of December 31, 2018 and 2017, the outstanding shares of common stock were 9,885,028,189 and 9,885,028,184, respectively.

NOTE 7 – RELATED PARTIES TRANSACTIONS

During the normal course of business, the Company has some transactions with its related parties. During the years ended December 31, 2018 and 2017, there were the following related party transactions:

On October 11, 2017, the creditor of the note payable sold the note to the major shareholder of the company as disclosed in Note 5.

In 2018 and 2017, the major shareholder paid $39,982 and $7,000 for the Company expenses, respectively.

As disclosed in Note 6, the Company issued 120,000,000 shares of common stock in 2017, valued at $1,200 for the Company’s CEO compensation according the board resolution.

NOTE 8 – PRIOR YEAR ERROR CORRECTION

According to new information obtained, we have made some corrections for certain accounts in the equity section for the beginning balances as of January 1, 2016. Because there were no activities during

2016, the beginning and ending balances were the same. The corrections we made are as follows:

	Originally Filed	Corrected	Corrected
Convertible Preferred Stocks, $0.001 par value	1,000	–	1,000
Common Stock, $0.00001 par value	97,400	250	97,650
Additional Paid in Capital	1,914,741	(250)	1,914,491
Accumulated deficit	(2,128,141)	–	(2,128,141)
	(115,000)	–	(115,000)

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NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the financial statements with the Securities and Exchange Commission, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure except the following:

On January 28, 2019, the Board approved and filed the amendment for a reverse common stock split at 1,000:1. In other words, 1,000 shares before the split became 1 share after the split. The par value remains the same as $0.00001 per share.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, our principal independent accountant has neither resigned, declined to stand for re-election, nor been dismissed by our directors.

Item 15. Financial Statements and Exhibits.

(a)       The financial statements filed as a part of this registration statement are listed on the index to financial statements.

(b)       Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of RMD Entertainment Group, Inc.*

3.2	Certificate of Amendment of the Certificate of Incorporation of RMD Entertainment Group, Inc.*

3.3	By-Laws of RMD Entertainment Group, Inc. *

4.1	Certificate of Designations, Rights and Preferences of Series A Preferred Stock $.0001 Par Value of RMD Entertainment Group, Inc. *

*    Filed herewith

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RMD Entertainment Group, Inc.

By:	/s/ Rudi Hudaya
Name:	Rudi Hudaya
Title:	Chief Executive Officer

Date: April 1, 2019

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